UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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POWER SOLUTIONS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POWER SOLUTIONS INTERNATIONAL, INC.

201 Mittel Drive

Wood Dale, Illinois 60191

(630) 350-9400

July 25, 2014

Dear Stockholder:

On behalf of the Board of Directors of Power Solutions International, Inc., I cordially invite you to attend the 2014 Annual Meeting of Stockholders of Power Solutions International, Inc., which will be held on August 21, 2014, at 10:00 a.m., Central Time, at the offices of Power Solutions International, Inc., 101 Mittel Drive, Wood Dale, Illinois 60191.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe matters that we expect will be acted upon at the Annual Meeting. We anticipate that we will mail the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement to stockholders of record on or about July 25, 2014.

It is important that your views be represented, whether or not you are able to be present at the Annual Meeting. Please complete, sign and date the enclosed proxy card and promptly return it via mail, fax or email according to the instructions on the proxy card, whether or not you plan to attend the Annual Meeting. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our Board of Directors contained in the Proxy Statement.

We are gratified by your continued interest in Power Solutions International, Inc. and urge you to return your proxy card as soon as possible.

Sincerely,

Gary S. Winemaster

Chief Executive Officer, President and Chairman of the Board

Wood Dale, Illinois

July 25, 2014

POWER SOLUTIONS INTERNATIONAL, INC.

201 Mittel Drive

Wood Dale, Illinois 60191

(630) 350-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 21, 2014

To the Stockholders of

Power Solutions International, Inc.:

The Annual Meeting of Stockholders of Power Solutions International, Inc. (the “Company”) will be held on August 21, 2014, at 10:00 a.m., Central Time, at the offices of the Company, 101 Mittel Drive, Wood Dale, Illinois 60191, for the following purposes, as more fully described in the accompanying Proxy Statement:

(1) To re-elect Gary S. Winemaster, Kenneth W. Landini, H. Samuel Greenawalt, Jay J. Hansen and Mary E. Vogt to the Company’s Board of Directors, each for a one-year term expiring at the 2015 Annual Meeting of Stockholders and until his or her successor is elected and qualified;

(2) To ratify the appointment by the Board of Directors of independent registered public accounting firm McGladrey LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2014; and

(3) To act upon any other matters properly brought before the Annual Meeting of Stockholders.

Your vote is important. All stockholders are urged to attend the meeting in person or by proxy. Whether or not you expect to be present at the meeting, please complete, sign and date the enclosed proxy card and return it promptly via mail, fax or email according to the instructions on the proxy card. Stockholders attending the meeting may vote in person even if they have previously returned proxy cards.

The Board of Directors has fixed the close of business on July 11, 2014 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

Gary S. Winemaster

Chief Executive Officer, President and Chairman of the Board

Wood Dale, Illinois

July 25, 2014

POWER SOLUTIONS INTERNATIONAL, INC.

201 Mittel Drive

Wood Dale, Illinois 60191

(630) 350-9400

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Power Solutions International, Inc., a Delaware corporation, for use at its Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Central Time, on August 21, 2014, at the offices of the Company, 101 Mittel Drive, Wood Dale, Illinois 60191, and at any adjournments or postponements thereof. You may obtain directions to the meeting location from our website www.psiengines.com in the “Contact Us” section, or by calling (630) 350-9400. This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about July 25, 2014. As used in this Proxy Statement, the terms “the Company,” “we,” “us” and “our” refer to Power Solutions International, Inc.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2013 (“fiscal 2013”), consisting of our Annual Report on Form 10-K, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 21, 2014

The Company’s Proxy Statement for the Annual Meeting of Stockholders

to be held on August 21, 2014 is available, free of charge, at:

http://www.psiengines.com/proxy

ABOUT THE MEETING

What proposals may I vote on at the Annual Meeting and how does the Board recommend I vote?

#	Proposal	Board Recommendation

1	To consider and vote upon a proposal to re-elect each of Gary S. Winemaster, Kenneth W. Landini, H. Samuel Greenawalt, Jay J. Hansen and Mary E. Vogt to the Company’s Board of Directors, each for a one-year term expiring at the 2015 Annual Meeting of Stockholders and until his or her successor is elected and qualified.	FOR

2	To consider and vote upon a proposal to ratify the appointment by the Board of Directors of independent registered public accounting firm McGladrey LLP as the independent auditors of the Company’s financial statements for the fiscal year ending December 31, 2014.	FOR

When will the next “say-on-pay” non-binding advisory vote occur?

At the 2013 Annual Meeting of Stockholders, the stockholders recommended, in a non-binding advisory vote, that a stockholder vote to approve the compensation paid to our named executive officers should occur every two years. After considering the stockholder recommendation of two years, the Board determined that two years was advisable and in the best interests of the Company, and the Company will provide its stockholders with a “say-on-pay” vote at the 2015 Annual Meeting of Stockholders.

Who is entitled to vote?

Only stockholders of record as of the close of business on July 11, 2014 (the “record date”) are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As of the record date for the Annual Meeting, we had 10,728,222 shares of our common stock outstanding, and there were no other outstanding classes of stock that are entitled to vote at the Annual Meeting. A record holder of outstanding shares of our common stock on the record date is entitled to one vote per share held on each matter to be considered. As a result, the total number of votes that may be cast by holders of our common stock for the proposals to be voted on at the Annual Meeting is 10,728,222 votes.

Shares held as of the record date include shares that are held directly in your name as the registered stockholder of record on the record date and those shares of which you are the beneficial owner on the record date and which are held through a broker, bank or other institution, as nominee, on your behalf, that is considered the stockholder of record of those shares.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record

If shares of our common stock are registered directly in your name with the transfer agent for our common stock, Wells Fargo Shareholder Services, you are considered the stockholder of record with respect to those shares of our common stock.

Beneficial Owners

If shares of our common stock are held in a stock brokerage account, by a broker, bank or other institution, serving as nominee, on your behalf, you are considered the beneficial owner of those shares (sometimes referred to as being held in “street name”). If you are a beneficial owner, your broker or other nominee that is considered the stockholder of record of those shares is making these proxy materials available to you with a request for your voting instructions. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares using the voting methods which the broker or other nominee offers as options. For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question titled “How do I vote if I am a beneficial owner of shares and my broker, bank or other institution holds my shares in ‘street name’?”

How do I vote if I am a stockholder of record?

Stockholders of record can vote their shares by either voting in person at the Annual Meeting or by proxy according to the instructions on the enclosed proxy card.

Proxies must be received by Wells Fargo Shareholder Services, the transfer agent for our common stock, no later than 3:00 p.m. Central Time on Wednesday, August 20, 2014 via one of the following methods:

•	Using the enclosed envelope, mail to P.O. Box 64873, St. Paul, MN 55164-9397

•	Internet at www.proxypush.com/psix

•	Scan the code on the front of the enclosed proxy card for mobile voting

•	By phone at 1-866-883-3382

A stockholder should complete and return the enclosed proxy card promptly via one of the above methods. Signing and returning the proxy card does not affect the right to vote in person at the Annual Meeting. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board contained in this Proxy Statement and on the proxy card.

Gary S. Winemaster and Catherine V. Andrews, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board to serve in such capacity. Mr. Winemaster is an executive officer and director of the Company, and Ms. Andrews is Secretary and General Counsel of the Company.

How do I vote if I am a beneficial owner of shares and my broker, bank or other institution holds my shares in “street name”?

If your shares are held in “street name,” your broker or other institution serving as nominee will send you a request for directions for voting those shares. Many brokers, banks and other institutions serving as nominees (but not all) participate in a program that offers internet voting options and may provide you with a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice of Internet Availability of Proxy Materials to access our proxy materials online or to request a paper or email copy of our proxy materials. If you received these proxy materials in paper form, the materials included a voting instruction card so you can instruct your broker or other nominee how to vote your shares.

For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question titled “What are ‘broker non-votes’?”

Can I revoke my proxy?

Yes. You can revoke your proxy and change your vote prior to the Annual Meeting by:

•

Sending a written notice of revocation to our Secretary, Catherine V. Andrews, at the address shown on the Notice of the Annual Meeting of Stockholders (the notification must be received by the close of business on Wednesday, August 20, 2014);

•	Voting in person at the Annual Meeting (but attendance at the Annual Meeting will not by itself revoke a proxy); or

•

Submitting a new, properly signed and dated proxy card with a later date (your proxy card must be received by Wells Fargo Shareholder Services no later than 3:00 p.m. Central Time on Wednesday, August 20, 2014).

Who will count the votes?

A representative from Wells Fargo Shareholder Services, the transfer agent for our common stock, will act as the inspector of election who will count the votes at the Annual Meeting.

Is my vote confidential?

Your vote will not be disclosed except (1) as needed to permit the inspector of election to tabulate and certify the vote and (2) as required by law.

What quorum requirement applies?

There must be a quorum for the meeting to be held. The presence at the Annual Meeting, by person or by proxy, of stockholders representing a majority of the votes that could be cast by the holders of the shares entitled to vote is necessary to constitute a quorum for the transaction of business. Accordingly, the presence of shares of our common stock entitled to vote at the Annual Meeting will be considered part of the quorum. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum.

What vote is required to approve each proposal?

Proposal No. 1: Election of Directors. Assuming a quorum is present, to be elected, each of the director nominees, Gary S. Winemaster, Kenneth W. Landini, H. Samuel Greenawalt, Jay J. Hansen and Mary E. Vogt, must receive a plurality of the votes of shares cast at the Annual Meeting. This means that the five nominees receiving the highest number of “FOR” votes will be elected. In other words, assuming there are no other candidates for election as directors other than the persons named in the enclosed proxy card and each of those persons receives at least one vote, all of them will be elected to our Board.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes of the shares present, in person or represented by proxy, and entitled to vote is required to ratify the appointment of McGladrey LLP as the independent auditors of our financial statements for the fiscal year ending December 31, 2014.

What other matters might arise at the meeting?

At the date of this proxy statement, the Board does not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. The Proxies named in the proxy card are authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What if I mark abstain on my proxy card for a proposal?

Abstentions marked on a proxy card will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present and for purposes of voting on Proposal No. 2. Accordingly, abstentions marked on a proxy card with respect to Proposal No. 2, will have the same effect as votes against Proposal No. 2.

What are “broker non-votes”?

Under the rules of the New York Stock Exchange (“NYSE”), member brokers who hold shares in street name for their customers that are the beneficial owners of those shares have the authority to only vote on certain “routine” items in the event that they have not received instructions from beneficial owners. Under NYSE rules, when a proposal is not a “routine” matter and a member broker has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm may not vote the shares on that proposal because it does not have discretionary authority to vote those shares on that matter. A “broker non-vote” is submitted when a broker returns a proxy card and indicates that, with respect to particular matters, it is not voting a specified number of shares on those matters, as it has not received voting instructions with respect to those shares from the beneficial owners and does not have discretionary authority to vote those shares on such matters. “Broker non-votes” are not entitled to vote at the Annual Meeting with respect to the matters to which they apply; however, “broker non-votes” will be included for purposes of determining whether a quorum is present at the Annual Meeting.

Proposal No. 1 is considered a “non-routine” matter. As a result, brokers that do not receive instructions with respect to Proposal No. 1 from their customers will not be entitled to vote on such proposal, and any such “broker non-votes” will have no effect on the voting on such proposal. Proposal No. 2: Ratification of Auditors is considered a “routine” matter, and accordingly, brokers and other nominees will have discretionary authority to vote on that proposal.

The Board strongly encourages you to vote your shares and exercise your right to vote as a stockholder on each of the proposals.

Who can attend the Annual Meeting?

All stockholders of record as of July 11, 2014, or their duly appointed proxies, may attend. A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be available for review starting no later than August 11, 2014, and continuing until the Annual Meeting, at our offices located at 101 Mittel Drive, Wood Dale, Illinois 60191. Please note that, if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring valid picture identification and evidence of your share ownership as of the record date, such as a copy of a brokerage statement.

How will the results of voting be published?

We will disclose voting results by filing a current report on Form 8-K with the SEC within four business days following the date of the Annual Meeting. If, on the date of filing that current report on Form 8-K, the inspector of elections for the Annual Meeting has not certified the voting results as final, we will indicate in the filing that the results are preliminary and publish the final results in a subsequent current report on Form 8-K, which we will file within four business days after the final voting results are known.

GOVERNANCE OF THE COMPANY

What principles has the Board established with respect to corporate governance?

The Board has carefully reviewed the corporate governance rules adopted by the Securities Exchange Commission (the “SEC”) and The NASDAQ Stock Market (“NASDAQ”) and other corporate governance recommendations. The Board adopted the corporate governance documents described below.

•

Corporate Governance Guidelines. Our Corporate Governance Guidelines address, among other things, our board’s composition, qualifications and responsibilities, independence of directors, stock ownership guidelines, director compensation and communications between stockholders and our directors.

•	Audit Committee Charter. The charter for our Audit Committee addresses, among other things, the purpose, organization and responsibilities of our Audit Committee.

•	Compensation Committee Charter. The charter for our Compensation Committee addresses, among other things, the purpose, organization and responsibilities of our Compensation Committee.

•

Code of Ethics for Principal and Senior Financial Officers. Our Code of Ethics for Principal and Senior Financial Officers articulates standards of business and professional ethics applicable to our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Vice President of Finance and all other senior financial officers of our company. This Code functions as our “code of ethics for senior financial officers” under Section 406 of the Sarbanes-Oxley Act of 2002 and our “code of ethics” within the meaning of Item 406 of Regulation S-K.

•

Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics applies to all of the members of our Board, our officers and our employees and strives to ensure that all such individuals observe the highest standards of ethics in the conduct of our business, avoiding even the appearance of impropriety, and conduct themselves with the highest regard and respect for others.

The full text of the Corporate Governance Guidelines, the Board Committee charters, our Code of Ethics for Principal and Senior Financial Officers and our Code of Business Conduct and Ethics are available on our website at www.psiengines.com in the “Corporate Governance” section. Our website also provides information on how to contact us and other items of interest to investors. We make available on our website, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to these reports, as soon as practical after we file these reports with the SEC. In addition, we will describe on our website any amendments to, or waivers from, the provisions of our Code of Ethics for Principal and Senior Financial Officers.

What is the composition of the Board?

The Board currently consists of five directors, with each director serving until the next annual meeting of our stockholders and until his or her successor is duly elected and qualified.

The Board has nominated Gary S. Winemaster, Kenneth W. Landini, H. Samuel Greenawalt, Jay J. Hansen and Mary E. Vogt for re-election to the Board at the Annual Meeting and is recommending that you elect each of Messrs. Winemaster, Landini, Greenawalt and Hansen and Ms. Vogt for a one-year term (and until his or her successor is elected and qualified, or until the earlier resignation or removal of such director) at the Annual Meeting.

Which directors are independent and how does the Board make that determination?

As we are listed on The NASDAQ Capital Market, we are subject to the applicable independence requirements for directors of The NASDAQ Stock Market, and the corporate governance rules of NASDAQ require our Board to be composed of a majority of independent directors. Our Board has determined that each of Mr. H. Samuel Greenawalt, Mr. Jay J. Hansen and Ms. Mary E. Vogt is a non-employee director who meets the applicable independence requirements for directors of The NASDAQ Stock Market.

We do not currently have a separately designated nominating committee. Therefore, in accordance with NASDAQ rules, a majority of our independent directors recommend each nominee for the Board’s consideration. Our board has determined that each of H. Samuel Greenawalt, Jay Hansen and Mary Vogt meet the applicable independence requirements of The NASDAQ Stock Market for nominating committee members and compensation committee members, and has determined that Gary Winemaster and Kenneth Landini do not meet such standards.

In addition to the NASDAQ independence requirements, we also apply the independence guidelines set forth in our Corporate Governance Guidelines, which are available on our website at www.psiengines.com in the “Corporate Governance” section and are substantially similar to the NASDAQ director independence requirements.

Do independent directors meet separately in regularly scheduled executive sessions?

Yes. The independent directors meet, without the presence of any director who is not independent, for a session at each regularly scheduled Board meeting and at various other times throughout the year if deemed necessary.

How can I communicate with directors?

As set forth in our Corporate Governance Guidelines, stockholders or other interested parties may communicate with the Board, or any individual member or members of the Board, by sending a letter to Power Solutions International, Inc. Board, c/o the General Counsel, Power Solutions International, Inc., 201 Mittel Drive, Wood Dale, IL 60191. The General Counsel will receive the correspondence and forward it to the Board or specified Board member or members to whom the communication is addressed.

How often did the Board meet in fiscal 2013?

During fiscal 2013, the Board met five times. During fiscal 2013, each director who served on the Board during fiscal 2013 attended at least 75% of the aggregate of (1) the total number of meetings held by the Board during the period in which such individual was a director, and (2) the total number of meetings held by all committees of the Board on which he served during the period in which such individual served on such committees.

What is the Company’s policy regarding Board members’ attendance at the Annual Meeting?

The Corporate Governance Guidelines provide that directors are expected to attend the Annual Meeting. The full text of the Corporate Governance Guidelines is available on our website at www.psiengines.com in the “Corporate Governance” section. All of our Board members who served on the Board at the time of our 2013 annual meeting of stockholders attended that meeting.

What is the Board’s leadership structure, and why is it the best structure for the Company at this time?

Gary S. Winemaster currently serves as both our Chief Executive Officer (“CEO”) and our Chairman of the Board (“Chairman”). Under our Corporate Governance Guidelines, the Board has the flexibility to determine whether or not to separate the roles based on circumstances which exist from time to time. Although separation of the roles is not required, the Board may determine it is appropriate under certain circumstances. At this time, the Board believes that having one individual serve as both Chairman and CEO is the best governance model for the Company. Due to the varied and complex nature of the Company’s business, the Board believes the CEO is in the best position to lead most effectively and to serve in the critical role of Chairman. Having a Chairman who also serves as CEO facilitates timely communication with other directors on critical business matters. The Board believes that leadership of both the Board and the Company by Mr. Winemaster is the optimal structure to guide the Company and maintain the focus needed to achieve our business goals. The Board also believes there is an effective balance between strong Company leadership and appropriate oversight by independent directors.

Because Mr. Winemaster serves as both our Chairman and as our CEO, the non-management directors have designated Kenneth W. Landini, who is neither an officer nor an employee of the Company, to serve as “Lead Outside Director.” Although the Board has determined that Mr. Landini does not meet the applicable independence requirements of NASDAQ, the Board believes that, given his long history with, and deep knowledge of, the Company and its management, and in light of the Company’s, its relatively recent listing on The NASDAQ Capital Market and establishment of a majority-independent Board, Mr. Landini continues to be the best candidate to serve as the Company’s Lead Outside Director at this time. As Lead Outside Director, Mr. Landini is responsible for (i) presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of non-management directors, (ii) serving as a liaison between the Chairman of the Board and the non-management directors, (iii) approving information sent to the Board as a whole, (iv) calling meetings of non-management directors, (v) approving meeting agendas for the Board, (vi) approving meeting schedules for the Board and, (vii) if requested by significant stockholders of the Company, being available for consultation and direct communication with such stockholders (subject to compliance with applicable Company policies).

What is the Board’s role in risk oversight?

From time to time, we are exposed to risks, including strategic, operational, financial, legal, regulatory and compliance risks. The Board as a whole, as well as the committees thereof, are responsible for overseeing our risk management process and evaluating whether this process, as designed, is adequate to effectively manage the risks that we face. Our management is responsible for developing and implementing the Company’s plans and processes for risk management and is responsible for preparing and delivering reports directly to the Audit Committee and the Board with respect to risk management.

Throughout the year, the Board and the committees to which it has delegated responsibility will conduct risk assessments and discuss identified risk and how to eliminate or mitigate such risks, within such areas as operational, financial performance, financial reporting, legal, regulatory and strategic. The Board will review with management its plans and processes for managing risk. In addition, while our Board is ultimately responsible for overseeing our risk management, the committees of our Board will assist the Board in fulfilling this responsibility by evaluating and assessing risks within their respective areas of responsibility and advising the Board of any significant risks.

For example, the Audit Committee focuses on assessing and mitigating financial reporting risks, including risks related to internal control over financial reporting. The Compensation Committee considers risks relating to the Company’s compensation programs and policies, and evaluates whether our compensation programs are designed so employees are incentivized to make decisions that lead to long-term value for our stockholders, without encouraging excessive risk-taking.

What are the committees of the Board and what are their functions?

The Board has established two standing committees: an Audit Committee and a Compensation Committee. Each of these committees consists of only non-employee directors. The current members of the committees are identified in the table below.

Name	Audit Committee		Compensation Committee
H. Samuel Greenawalt	X
Jay J. Hansen	X	(1)	X
Mary E. Vogt	X		X	(1)

X	Committee Member
(1)	Committee Chairperson

Audit Committee

The current members of our Audit Committee are Mr. H. Samuel Greenawalt, Mr. Jay J. Hansen and Ms. Mary E. Vogt, each of whom is “financially literate” as required by NASDAQ rules. Both Mr. Hansen and Ms. Vogt qualify as “audit committee financial experts” as defined in SEC rules under the Sarbanes-Oxley Act of 2002. Our Board has determined that each of Mr. Hansen, Mr. Greenawalt and Ms. Vogt meets the independence requirements of NASDAQ for audit committee members. The Audit Committee exercises oversight responsibility regarding the quality and integrity of our accounting and financial reporting processes and the auditing of our financial statements. In fulfilling this responsibility, the Audit Committee, among other things, selects the independent auditors, pre-approves any audit or non-audit services to be provided by the independent auditors, reviews the results and scope of the annual audit performed by the auditors and assesses processes related to risks and the control environment. The Audit Committee reports to the full Board regarding all of the foregoing. The Audit Committee operates pursuant to a written charter that is posted on our website at www.psiengines.com in the “Corporate Governance” section. The Audit Committee held seven meetings in fiscal 2013.

Compensation Committee

The current members of our Compensation Committee are Mr. Jay J. Hansen and Ms. Mary E. Vogt, each of whom meets the director independence requirements of NASDAQ. In affirmatively determining the independence of the Compensation Committee members, the Board considered certain specified factors set forth in NASDAQ’s rule on independence of compensation committee members. As further described in the Compensation Discussion and Analysis below, the Compensation Committee has the primary responsibility for reviewing and approving corporate goals and objectives relevant to executive compensation, evaluating executive performance, reviewing our executive policies and reporting and making recommendations to the full Board regarding executive compensation. The full Board makes all final determinations (other than with respect to equity awards) regarding executive compensation based upon the recommendations of the Compensation Committee. The Compensation Committee also has responsibility for administering the Power Solutions International, Inc. 2012 Incentive Compensation Plan, as amended on July 31, 2013 (the “2012 Plan”), determining the number of equity-based awards to be granted to our executive officers, non-employee directors and employees pursuant to the 2012 Plan, and reporting to the full Board regarding the foregoing matters. The Compensation Committee operates pursuant to a written charter that is posted on our website at www.psiengines.com in the “Corporate Governance” section. The Compensation Committee held three meetings in fiscal 2013.

Pursuant to its charter, the Compensation Committee has the authority to retain, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee has not historically used compensation consultants in determining executive compensation; however, in June 2013, the Compensation Committee engaged the firm of The Delves Group, which was subsequently acquired by Towers Watson & Co. (the “Compensation Consultant”), as an independent compensation consultant to report and advise on certain matters related to executive compensation, including matters relating to the 2012 Plan and equity awards under the 2012 Plan. The Compensation Committee assessed the independence of the Compensation Consultant pursuant to the SEC’s and NASDAQ’s rules and concluded that the work the Compensation Consultant has performed, and will perform, does not raise any conflict of interest. The Compensation Committee anticipates regularly calling upon the Compensation Consultant, as appropriate, to attend Compensation Committee meetings, meet with the Compensation Committee without management present and provide third-party data, advice and expertise on proposed executive compensation levels, programs and plan designs.

How are nominees for the Board selected?

We do not have a standing nominating committee. The Board does not believe that it is necessary for us to have a standing nominating committee because we have a relatively small Board and our independent directors serve in the capacity of a nominating committee when necessary. Because we do not currently have a standing nominating committee, our full Board participates in the consideration of director nominees. However, consistent with applicable NASDAQ corporate governance rules, each director nominee will be recommended for the Board’s selection by a majority of the independent directors of the Board.

The Board considers many factors when evaluating candidates for election to the Board, including that the proper skills, experiences and competencies are represented on the Board and its committees and that the composition of the Board and each such committee satisfies applicable legal requirements. Among other criteria, the Board considers a candidate’s independence; ability to exercise business judgment; and applicable industry knowledge and experience, other relevant business or professional experience and the ability to offer our management meaningful advice and guidance based on that experience; as well as core competencies or technical expertise necessary for our committees. Additionally, while the Board does not have a formal policy mandating the consideration of diversity in identifying or evaluating director nominees, directors or the Board as a whole, under our Corporate Governance Guidelines, the Board considers factors such as diversity when evaluating directors, director candidates and the overall composition of the Board, with diversity being broadly understood by the Board to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics. The director qualification standards that the Board uses when considering candidates are included in the Corporate Governance Guidelines available on our website at www.psiengines.com in the “Corporate Governance” section. The Board considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee. However, the Board does believe that all members of the Board should have the highest personal and professional ethics, a commitment to representing the long-term interests of the stockholders and sufficient time to devote to Board matters.

The Board considers candidates for the Board from any reasonable source, including stockholder recommendations and recommendations from current directors and executive officers. The Board does not evaluate candidates differently based on who has proposed the candidate. After considering candidates and assessing any material relationships with the Company or third parties that might adversely impact independence and objectivity, as well as such other criteria as the Board determines to be relevant at the time, the Board determines which candidates to nominate.

How can a stockholder recommend a candidate for nomination as a director of Power Solutions International, Inc.?

Stockholders who wish to nominate a qualified director candidate should write to us at our principal executive offices. The procedures to submit stockholder proposals and candidates for nomination for director to the Board for the 2015 annual meeting of stockholders are described under the section entitled “Miscellaneous and Other matters – Deadlines for Submission of Proxy Proposals of Stockholders and Stockholders Nominations of Directors.”

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board currently consists of five (5) directors. Article Fifth of our Certificate of Incorporation provides that the business and affairs of the Company shall be managed by, or under the direction of, a board of directors consisting of no less than five (5) and no more than eleven (11) directors. Each director holds office for a one-year term until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. At the Annual Meeting, each of Gary S. Winemaster, Kenneth W. Landini, H. Samuel Greenawalt, Jay J. Hansen and Mary E. Vogt is to be elected for a term of one year expiring at the 2015 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS A DIRECTOR FOR A ONE-YEAR TERM.

If at the time of the Annual Meeting a nominee should be unable or declines to serve, the person named in the proxy will vote for such substitute nominee as the Board recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board, as the Board recommends. The Board has no reason to believe that any nominee for election at the Annual Meeting will be unable or will decline to serve as a director if elected.

The following table lists the nominees for election to the Board, their ages, their positions with the Company, the year each was first elected as a director and the expiration of their current terms.

Name	Position	Age	Director Since		Term Expires
Gary Winemaster	Chairman of the Board, Chief Executive Officer and President	56	2001	(1)	2014
Kenneth Landini	Director	57	2001	(1)	2014
H. Samuel Greenawalt	Director	85	2001	(1)	2014
Jay J. Hansen	Director	51	2011		2014
Mary Vogt	Director	57	2011		2014

(1)	Includes service as a member of the board of directors of The W Group, Inc., our wholly-owned subsidiary through the consummation of the reverse recapitalization in which Power Solutions International, Inc. succeeded to the business of The W Group, and service as a member of the board of directors of Power Solutions International, Inc., a Nevada corporation, from the consummation of the reverse recapitalization through the consummation of the migratory merger.

Below are the biographies for our director nominees, including information concerning their specific experiences, qualifications, attributes and skills that led the Board to conclude that the nominee should serve on the Board:

Nominees

Gary Winemaster has served as our Chief Executive Officer and President and as a director since 2001, and served as the Chief Executive Officer and President of Power Great Lakes (which, prior to the incorporation of our company in 2001, was the parent operating company of our business, and is currently a wholly-owned subsidiary) from 1992 until our incorporation in 2001. In connection with the reverse recapitalization, Mr. Winemaster was also appointed as the Chairman of the Board. Mr. Winemaster is a co-founder of our company, and has played a significant role in developing and expanding our presence as a distributor of alternative fuel spark-ignited and diesel power systems. Prior to serving in his role as Chief Executive Officer and President of our company and of Power Great Lakes, Mr. Winemaster served as the Vice President of Sales for Power Great Lakes. Prior to founding our company, Mr. Winemaster worked in sales management for the European operations, with territory responsibility for the German, Scandinavian and Benelux markets, of Guardian Industries, a United States glass manufacturer. Mr. Winemaster holds a Bachelor of Science degree from the Wharton School at the University of Pennsylvania.

Our Board believes that Mr. Winemaster, as our Chief Executive Officer and President and as a co-founder of our company, should serve as a director because of Mr. Winemaster’s unique understanding of the opportunities and challenges that we face and his in-depth knowledge about our business, including our customers, products, operations and key business drivers, and our long-term growth strategies, derived from his long service as our Chief Executive Officer and President.

H. Samuel Greenawalt has served as a director since 2001. Mr. Greenawalt has over 50 years of experience in the banking industry. Over the past 25 years, Mr. Greenawalt has served in an instrumental advisory role in helping us achieve our growth initiatives and addressing our financial requirements. Since 2000, Mr. Greenawalt has served as a vice president of Sulfo Technologies, LLC, an automotive component service-provider, for which Mr. Greenawalt is also a partner and owner. From 1959 to 1995, Mr. Greenawalt served as executive vice president at Michigan National Bank, a mid-sized Midwestern bank. Prior to its acquisition in 2012, Mr. Greenawalt served as a director of Williams Controls, Inc., a publicly held manufacturer of electronic throttle controls for commercial vehicles, and also as the chairman of the audit committee and as a member of the governance and nominating committee of the board of directors of Williams Controls. Mr. Greenawalt holds a Bachelor of Science degree from the Wharton School at the University of Pennsylvania, and is a graduate of the University of Wisconsin Banking School.

Our Board believes that Mr. Greenawalt should serve as a director because of his prior experience on the board of directors of another public company, which our Board believes is beneficial to us as we continue to move forward as a public company, as well as Mr. Greenawalt’s relevant business experience and his extensive financial expertise, which he has acquired through his years of experience in the banking industry.

Kenneth Landini has served as a director since 2001 and assisted in the development and growth of the business of our company since 1985. Mr. Landini previously served as the Vice President of Finance for our subsidiary, Power Great Lakes, Inc., from December 1985 to March 1988, and assisted us in establishing distributor relationships and expanding the territories into which we provide our power systems. Mr. Landini is a partner and co-founder of Landini, Reed & Dawson, P.C., a certified public accounting and consulting firm in southeastern Michigan, which was established in 1988. Mr. Landini has served as a certified public accountant for Landini, Reed & Dawson, P.C. since its inception. Mr. Landini holds a Bachelor of Arts degree from Albion College and is a licensed certified public accountant in the state of Michigan.

Our Board believes that Mr. Landini should serve as a director because of his significant knowledge of our industry, his prior experience with our business and his financial expertise.

Jay Hansen has served as a director since 2011. Mr. Hansen is the co-founder of O2 Investment Partners, LLC, a private equity investment group focusing on small and middle market manufacturing, niche distribution, select service and technology businesses, and has served as the President and Managing Partner of O2 Investment Partners, LLC since 2010. Prior to forming O2 Investment Partners, LLC, Mr. Hansen provided consulting services in the financial and manufacturing industries. From May 2003 through February 2006, Mr. Hansen served as the Vice President and Chief Financial Officer, and in 2006 he served as the Chief Operating Officer, of Noble International, Ltd., a publicly traded supplier of automotive parts, component assemblies and value-added services to the automotive industry. Mr. Hansen holds a Bachelor of Science degree in Economics from the Wharton School at the University of Pennsylvania. Since 2005, Mr. Hansen has served as a member of the board of directors, and as the chairman of the audit committee of Flagstar Bancorp, a publicly held savings and loan holding company.

Our Board believes that Mr. Hansen should serve as a director because of his experience on the board of directors of another public company, which our Board believes is beneficial to us as we continue to move forward as a public company, as well as Mr. Hansen’s significant knowledge of our industry and relevant business and financial expertise, which is important as our Board exercises its oversight responsibility regarding the quality and integrity of our accounting and financial reporting processes and the auditing of our financial statements.

Mary Vogt has served as a director since 2011. Ms. Vogt has served as the President of Home Access Health Corporation, a medical device manufacturer and specialty laboratory serving the disease management, wellness, managed care and consumer markets with its suite of laboratory self-testing products, since 2008, and served as the Chief Financial Officer of Home Access from 2003 to 2008. From 1999 to 2003, Ms. Vogt served as an independent consultant assisting businesses in the manufacturing and e-commerce industries. Ms. Vogt also served, from 1995 to 1998, as the worldwide director of internal audit for the Leo Burnett Company, a full-service, multi-national advertising and marketing firm, and, from 1992 to 1995, as the Treasurer for Harley-Davidson Financial Services, a subsidiary of Harley-Davidson, Inc. and provider of wholesale and retail financing and insurance and insurance-related programs primarily to Harley-Davidson dealers and their retail customers. Ms. Vogt holds a degree in Economics and Management from Albion College.

Our Board believes that Ms. Vogt should serve as a director because of her relevant business experience and knowledge of our industry, as well as her financial expertise, which is important as our Board exercises its oversight responsibility regarding the quality and integrity of our accounting and financial reporting processes and the auditing of our financial statements.

EXECUTIVE OFFICERS

The following sets forth certain information regarding executive officers of the Company. Information pertaining to Mr. Winemaster, who is both a director and the President and Chief Executive Officer of the Company, may be found in the “Nominees” section of Proposal No. 1 above.

The Board appoints officers annually. Subject to the terms of their respective employment agreements, Messrs. Cohen and Gorey serve at the direction of our Chief Executive Officer and the Board. Mr. Kenneth Winemaster serves at the direction of our Chief Executive Officer and the Board.

The following table lists the current executive officers of the Company, their age, their position with the Company and the year each was first serving as an officer.

Name	Position	Age	Executive Officer Since
Gary Winemaster	Chairman of the Board, Chief Executive Officer and President	56	2001	(1)
Kenneth Winemaster	Senior Vice President	50	2001	(1)
Eric Cohen	Chief Operating Officer	45	2012
Daniel Gorey	Chief Financial Officer	62	2012

(1)	Includes service as an executive officer of The W Group, our wholly-owned subsidiary, through the consummation of the reverse recapitalization, and service as an executive officer of Power Solutions International, Inc., a Nevada corporation, from the consummation of the reverse recapitalization through the consummation of the migratory merger.

Kenneth Winemaster has served as our Senior Vice President since 2001 and served as Secretary from 2001 to July 23, 2013. In addition, Mr. Winemaster served as a director from 2001 through November 21, 2011. Mr. Winemaster has primary responsibility for our relationships and operations with Caterpillar and Perkins. Mr. Winemaster has expertise in raw material procurement, assembly and shipping.

Eric Cohen has served as our Chief Operating Officer since April 2012. From January 2011 through March 2012, Mr. Cohen served as the President of Power Plant Services, a manufacturer of standard and custom aftermarket parts for turbines, generators, valves and coal handling equipment. From 2004 through 2010, Mr. Cohen was a managing partner of WHI Capital Partners, a Chicago-based private equity firm that invests in mid-size companies. Mr. Cohen earned a mechanical engineering degree from the University of Wisconsin and an MBA from Harvard Business School.

Daniel Gorey has served as our Chief Financial Officer since April, 2012, and served as our Senior Vice President of Finance from July 2011 to April 2012. Before joining the company, Mr. Gorey served as the Chief Financial Officer and on the board of directors of Quixote Corporation, a publicly-traded provider of highway crash safety systems. Mr. Gorey joined Quixote Corporation in 1985, and served as its chief financial officer from 1995 until February 2010. From March 2010 until he joined the company, Mr. Gorey was an independent financial consultant. Mr. Gorey also serves on the board of directors of American Roller Company, a privately-held manufacturer of industrial rollers. Mr. Gorey earned a Bachelor of Science degree in Accounting from the University of Illinois and is a certified public accountant.

Family Relationships

Gary Winemaster, our Chairman of the Board, Chief Executive Officer and President, and Kenneth Winemaster, our Senior Vice President, are brothers. There are no other family relationships among the members of our board of directors or our executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains the Company’s executive compensation program for its named executive officers consisting of: Gary Winemaster, our Chief Executive Officer (“CEO”); Eric Cohen, our Chief Operating Office (“COO”), Daniel Gorey, our Chief Financial Officer (“CFO”); and Kenneth Winemaster, the Company’s only other executive officer (collectively, the “Named Executive Officers”). This CD&A describes the Company’s compensation philosophy and objectives, how the Compensation Committee establishes executive compensation for the Named Executive Officers and the objectives of the various compensation elements.

2013 Advisory Vote on Executive Compensation

At the 2013 Annual Meeting, in a non-binding advisory vote, a substantial majority of the stockholders approved the compensation paid to our Named Executive Officers. The Compensation Committee believes that this affirms stockholders’ support of the Company’s approach to executive compensation. Based on the stockholders’ support of the Company’s executive compensation program, the Compensation Committee did not change its approach to the compensation of its Named Executive Officers. The Compensation Committee remains open to any concerns expressed by the Company’s stockholders and will continue to consider the outcome of future “say-on-pay” votes when making compensation decisions for the Company’s Named Executive Officers.

Compensation Philosophy and Objectives

Our compensation program is intended to meet three principal objectives: (1) attract, reward and retain officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals and enhance stockholder value; and (3) support our core values and culture. To meet these objectives, we have adopted the following overriding policies:

•	Pay compensation that will attract, motivate and retain talented and qualified officers and other employees who are critical to our long term success; and

•

Pay compensation that rewards performance by, in appropriate circumstances, (i) paying bonuses upon achievement of Company and individual performance and (ii) providing long-term, incentives in the form of stock incentives, in order to reward increasing long-term stockholder value, while aligning the interests of our officers and other key employees with those of our stockholders.

The above policies guide the Compensation Committee in assessing the proper allocation between long-term compensation, current cash compensation and short-term bonus compensation. Other considerations include our business objectives, our fiduciary and corporate responsibilities (including as to affordability and accounting and tax implications) and regulatory requirements.

Role of the Compensation Committee and Management

Our executive compensation program is overseen and administered by the Compensation Committee, which is comprised entirely of independent directors as determined in accordance with applicable NASDAQ rules, including the special factors applicable to compensation committee members. The Compensation Committee operates under a written charter adopted by the Compensation Committee and ratified by the Board. A copy of the charter is publicly available in the “Corporate Governance” section of the our website at www.psiengines.com. See “What are the committees of the Board and what are their functions?— Compensation Committee” above for further details regarding the composition, duties and responsibilities of the Compensation Committee.

In determining the appropriate compensation packages for our executives, the Compensation Committee considers each executive’s historical compensation, including equity and non-equity based compensation, and equity holdings. In addition, the CEO reviews the performance of each of the executives. The conclusions reached, and recommendations made, by the CEO based on these reviews for base salary levels and discretionary bonus amounts are presented to the Compensation Committee. As part of this process, the CEO takes into account his general knowledge of industry pay levels, using this information for general reference and for perspective on market compensation practices. However, neither the CEO nor the Compensation Committee has engaged in any specific compensation benchmarking or reviewed or relied upon any formal surveys of compensation practices within the Company’s industry or more broadly.

The Compensation Committee relies to a large extent on the CEO’s conclusions and recommendations on each executive’s performance and compensation. However, it is the Compensation Committee which makes the final executive officer compensation determinations, subject (except in the case of equity awards) to the final approval by the full Board. Ultimately, the Compensation Committee makes these determinations on a discretionary basis, applying the compensation philosophy discussed above. Also, in the case Mr. Cohen, the Compensation Committee is bound by the terms of his employment agreement with the Company, as applicable. As the Company continues to evolve and grow as a public company, the Compensation Committee may further formalize its compensation practices, which may include benchmarking against industry/peer group compensation, engaging compensation consultants to advise on specific compensation elements and/or tying cash and other incentive awards to the achievement of pre-established financial performance targets.

Role of Compensation Consultant

The Company has not historically used compensation consultants in determining compensation for our Named Executive Officers. Although the Company utilized the Compensation Consultant to report and advise on certain matters related to executive compensation, including matters relating to the 2012 Plan and equity awards under the 2012 Plan, the Company did not utilize any consultants for purposes of the establishment of the compensation of our Named Executive Officers for fiscal 2013.

Elements of Executive Compensation

As described in more detail below, the principal elements of our executive compensation program include a mix of the following, at the discretion of the Compensation Committee:

•	base salary;

•	an annual, cash-based discretionary bonus;

•	long-term equity incentive awards;

•	retirement plans; and

•	perquisites and other personal benefits.

The Compensation Committee uses its discretion to create a mix of compensation elements for each Named Executive Officer that emphasizes both long-term strategic value for stockholders and shorter-term strategic and operational goals.

Base Salary

We provide Named Executive Officers and other employees with a base salary to compensate them for services rendered during the fiscal year. For executives, the amount of base salary is meant to reflect the primary responsibilities of the executive’s position, experience level, management skills and the executive’s contribution to the performance of the Company. In adjusting base salary levels, the Compensation Committee considers the Company’s overall performance (including as to financial results and creation of stockholder value) and relies to a large degree upon the recommendations from the CEO following his review of the performance of the executive officers. The Compensation Committee does not apply any formulas or assign any criteria specific mathematical weight; instead, the Compensation Committee exercises its judgment and discretion.

Salaries for executive officers are reviewed annually or when there is a change in position or responsibilities, such as a promotion. The Compensation Committee typically approves the base salary increases in January for that fiscal year. In January 2013, the Compensation Committee determined, considering the recommendation of the CEO, that base salaries for fiscal 2013 be as follows: Gary Winemaster, $540,000, Eric Cohen $500,064, Daniel Gorey $285,000 and Kenneth Winemaster $272,500, attempting to align the salary of each Named Executive Officer with his respective responsibilities. The base salaries of Gary Winemaster and Kenneth Winemaster in fiscal 2013 remained the same as in fiscal 2012. Eric Cohen’s base salary was increased from $350,000 on an annualized basis in fiscal 2012 to $500,064 in fiscal 2013 in order to set the COO’s base salary at a level more reflective of his responsibilities with the Company. Daniel Gorey’s base salary was increased from $275,000 in fiscal 2012 to $285,000 in fiscal 2013 as a result of him serving for a full year as the Company’s CFO.

Discretionary Bonus

The Compensation Committee utilizes discretionary bonuses to provide additional compensation to the Named Executive Officers, and to award them for their performance. The Compensation Committee believes that the immediacy of these bonuses provides an incentive to the Named Executive Officers to raise their individual level of performance, and thus the Company’s overall level of performance. Accordingly, the Compensation Committee believes the bonuses are an important motivating factor for the Named Executive Officers.

The Company has not adopted any formal, or informal, performance or other financial performance or other targets or objectives for the calculation or payment of these discretionary bonuses. Instead, in determining discretionary bonuses awarded, the Compensation Committee considers factors such as the Company’s overall performance for the previous year and stockholder value creation, discretionary bonuses awarded in previous years and the individual performance of the Named Executive Officer, including his particular contributions to the success of the Company (taking into account his particular roles and responsibilities for the Company). As part of its determination, the Compensation Committee relies to a large degree upon the recommendations and conclusions of the CEO with respect to the performance of each of the Named Executive Officers.

In determining discretionary bonus payments for the Named Executive Officers for fiscal 2013, the Compensation Committee took into account the strong performance by the Company and each Named Executive Officer’s individual contribution to that strong performance. The Compensation Committee also considered that Gary Winemaster and Kenneth Winemaster had not received any bonuses in recent years. Gary Winemaster, Eric Cohen, Daniel Gorey and Kenneth Winemaster received cash bonuses of $400,000, $200,000, $100,00 and $200,000, respectively for fiscal 2013.

Long-Term Equity Incentive Awards

The Compensation Committee has the authority to grant stock options, restricted stock and other awards under the 2012 Plan to the Named Executive Officers and other employees, consultants and directors. The purpose of granting such awards is to provide equity compensation that provides value to these employees when value is also created for the stockholders, and applicable vesting periods are designed to motivate award recipients to remain employees of the Company. For Company executives, the equity compensation is intended to motivate them to make stronger business decisions, improve financial performance and focus on both short-term and long-term objectives and to encourage behavior that protects and enhances the long-term interests of the Company’s stockholders. The Compensation Committee also believes that equity incentive awards are an important retention tool.

The Compensation Committee determines grants of long-term equity incentive awards based on factors such as overall Company and individual performance, job positions and responsibilities within the Company, growth potential and level of responsibility. The Compensation Committee also considers, for each individual, prior grants and equity holdings, length of time in current position and any change in responsibility, as well as the financial statement expense associated with the grants. As part of its determination, the Compensation Committee relies to a large degree upon the recommendations and conclusions of the CEO, based upon his review of the performance of each of the Named Executive Officers.

To date, the Compensation Committee has only granted two equity awards to Named Executive Officers: (i) the Compensation Committee granted a stock appreciation right to Eric Cohen in 2012 and (ii) the Compensation Committee granted Daniel Gorey restricted stock in 2013. Eric Cohen’s SAR grant was contemplated by the employment agreement he executed when he joined the Company in June 2012. The grant to Eric Cohen was designed to incentivize him over a long-term horizon, so the Compensation Committee did not consider that any additional award to him was necessary or appropriate for 2013. The grant to Daniel Gorey of restricted stock was made to enhance his retention and reward him for the advancement of the Company’s progress as a public company, taking into account that he had not previously received any equity awards from the Company. Gary Winemaster and Kenneth Winemaster have not yet received any awards under the 2012 Plan in light of their significant equity holdings, but the Compensation Committee may make awards to these Named Executive Officers in the future to reward outstanding performance and creation of stockholder value.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

We also provide the Named Executive Officers with benefits under a 401(k) retirement plan, perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall executive compensation program and the Compensation Committee’s executive compensation philosophy, as well as the Compensation Committee’s objective to better enable us to attract and retain the most talented and dedicated executives possible. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the Named Executive Officers.

Other Matters

Tax-Deductible Performance-Based Compensation

Section 162(m) of the Internal Revenue Code limits to $1,000,000 the annual tax deduction for compensation paid to a Named Executive Officer, (other than the Chief Financial Officer), unless such compensation qualifies as performance-based compensation and is paid pursuant to a stockholder approved plan. Certain compensation granted under the 2012 Plan that is intended to be eligible to qualify as performance-based compensation may be fully deductible under Internal Revenue Code section 162(m). However, the Company does not represent that the compensation of the Named Executive Officers will be fully deductible for federal income tax purposes, and the Company maintains the flexibility to pay non-deductible compensation if it determines it is in the best interests of the Company and its stockholders.

Compensation Risk Assessment

During fiscal 2013, Company management, along with the Compensation Committee, considered whether any of the Company’s compensation policies and practices had the potential to create risks that are reasonably likely to have a material adverse effect on the Company. Management considered the risk profile of the Company’s business and the design and structure of its compensation policies and practices. The Company concluded that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company based on the following:

•	The Company’s base salary, retirement benefits, executive perquisites and generally available benefit programs create little, if any, risk to the Company.

•	Management does not believe that the structure of its bonus plans, as described above under the subheading “Annual Incentive Bonus,” encourages employees to take risks that are reasonably likely to have a material adverse effect on the Company. In particular, management noted that the awards are discretionary, so there are no goals or targets which might encourage excessive-risk taking.

•

The Company also awarded restricted stock as long-term incentive compensation. Management does not believe that either the award or structure of restricted stock grants encourages employees to take risks that are reasonably likely to have a material adverse effect on the registrant. In particular, the emphasis on granting awards of long-term incentive compensation that vest over a significant number of years focuses on long-term stock appreciation, does not incentivize short-term risk taking and aligns with the overall company objective of providing value to these employees when value is also created for the Company’s stockholders.

•	The Company believes that its mix of fixed compensation and “at risk” compensation, including annual incentive bonuses and stock awards, does not encourage inappropriate risk-taking by employees.

These factors were discussed with the Compensation Committee during the preparation of this Proxy Statement, and it was concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee oversees the Company’s executive compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with Company management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors the inclusion of the Compensation and Discussion Analysis in this Proxy Statement.

The Compensation Committee

Mary E. Vogt, Chairperson

Jay J. Hansen

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the compensation earned for the fiscal years indicated for services rendered to our company, in all capacities, by our Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards		All Other Compensation		Total
Gary Winemaster	2013	$540,000	$400,000	$—		$49,058	(1)	$989,058
Chairman of the Board,	2012	540,000	—	—		54,805		594,805
Chief Executive Officer and President	2011	500,000	—	—		52,407		552,407
Eric Cohen	2013	500,064	200,000	—		—		700,064
Chief Operating Officer	2012	254,648	262,500	1,800,000	(2)	—		2,317,148	(3)
Daniel Gorey	2013	285,000	100,000	119,988	(4)	—		504,988
Chief Financial Officer	2012	275,000	75,000	—		—		350,000	(5)
Kenneth Winemaster	2013	272,500	200,000	—		33,680	(1)	516,180
Senior Vice President	2012	272,500	—	—		35,233		307,733
	2011	250,000	—	—		35,102		285,102

(1)	The amount reported includes the following: with respect to Gary Winemaster, reimbursement for automobile payments in the amount of $13,338 and $6,374 for related insurance, $8,571 for gasoline, and $17,378 for sporting event tickets; with respect to Kenneth Winemaster, reimbursement for automobile payments in the amount of $13,323 and $17,378 for sporting event tickets.
(2)	On June 6, 2012, the Compensation Committee approved, and we granted, a stock appreciation right (“SAR”) to Mr. Cohen pursuant to our 2012 Incentive Compensation Plan and a Stock Appreciation Rights Award Agreement. The SAR granted to Mr. Cohen covers an aggregate of 543,872 shares of our common stock and is exercisable only in whole shares at a price per share of $22.07. The SAR granted to Mr. Cohen vests and becomes exercisable ratably on each of the first three anniversaries of the grant date. However, the SAR did not become exercisable until the date that was the last of any seven valuation dates (as defined within the SAR award agreement) within any period of ten of fewer consecutive valuation dates that commenced after the grant date and prior to the expiration date on each of which the market value per share of our common stock was at least $22.07, which market condition has been satisfied. Please see the disclosure of assumptions made in the valuation of the SAR included in Note 9 of the Notes to Audited Financial Statements of the Company “2012 Incentive compensation plan — SAR Award Agreement” included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which accompanies this Proxy Statement.
(3)	Eric Cohen was appointed to the position of Chief Operating Officer by the Board on April 9, 2012. His compensation for 2012 reflects compensation from April 9, 2012 until December 31, 2012.
(4)	Grant of 3,333 shares of restricted stock on June 17, 2013 that vests in three equal installments on each of the first, second and third anniversaries of the grant date. The grant date fair value of the award is based on the closing price of our common stock as reported on The NASDAQ Capital Market on June 17, 2013, the grant date of the award.
(5)	Daniel Gorey was appointed to the position of Chief Financial Officer by the Board on April 9, 2012. His compensation for 2012 reflects compensation for his service as Chief Financial Officer from April 9, 2012 until December 31, 2012 and compensation for his service as the Senior Vice President of Finance from January 1, 2012 until April 8, 2012.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Gary Winemaster	—	—	—	—	—	—	—
Eric Cohen	—	—	—	—	—	—	—
Daniel Gorey	June 17, 2013(1)	—	—	3,333	—	—	$119,998	(2)
Kenneth Winemaster	—	—	—	—	—	—	—

(1)	The shares of restricted stock granted to Mr. Gorey pursuant to the Power Solutions International, Inc. 2012 Incentive Compensation Plan, will vest in three equal installments on each of the first, second and third anniversaries of the grant date.
(2)	The grant date fair value of the award is based on the closing price of our common stock as reported on The NASDAQ Capital Market on June 17, 2013, the grant date of the award.

Outstanding Equity Awards at 2013 Fiscal Year-End

The table below presents information relating to the awards granted under our 2012 Incentive Compensation Plan, our only equity incentive plan as of December 31, 2013.

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercised		Equity Incentive Plan Awards: Numbers of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)
Gary Winemaster	—	—		—	—	—	—		—		—	—
Eric Cohen	—	362,581	(1)	—	$22.07	06/06/22	—		—		—	—
Daniel Gorey	—	—		—	—	—	3,333	(2)	$250,308	(3)	—	—
Kenneth Winemaster	—	—		—	—	—	—		—		—	—

(1)	See note 2 to the Summary Compensation Table above for information relating to the SAR granted to Mr. Cohen in 2012.
(2)	See note 4 to the Summary Compensation Table above for information relating to the restricted stock granted to Mr. Gorey in 2013.
(3)	Computed using the closing price of our common stock as reported on The NASDAQ Capital Market on December 31, 2013.

Option Exercises

OPTION AWARDS
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)
Gary Winemaster	—		—
Eric Cohen	181,291	(1)	$4,836,844	(2)
Daniel Gorey	—		—
Kenneth Winemaster	—		—

(1)	See note 2 to the Summary Compensation Table above.
(2)	Amount reflects value realized on a pre-tax basis as of August 15, 2013.

2012 Incentive Compensation Plan

On May 30, 2012, our Board of Directors approved and adopted our 2012 Plan. It was approved by our stockholders at the annual meeting held on August 29, 2012. The 2012 Plan is administered by the Compensation Committee.

The 2012 Plan is a broad-based plan which allows for a variety of different types of awards, including (but not limited to) non-qualified stock options, incentive stock options, SAR, restricted stock, deferred stock and performance units, to be made to our executive officers, employees, consultants and directors. The 2012 Plan is intended to assist us in attracting and retaining exceptionally qualified employees, consultants and directors to support the sustained progress, growth and profitability of the Company.

Under the 2012 Plan, 830,925 shares of common stock were initially made available for awards pursuant to the 2012 Plan. On July 31, 2013, the Board of Directors, upon recommendation of the Compensation Committee, adopted an amendment to the 2012 Plan to increase the number of shares of common stock available for issuance under the 2012 Plan by 700,000 shares. This amendment was approved by our stockholders at the Company’s annual meeting of stockholders held on August 28, 2013. Of 1,530,925 shares reserved for awards under the 2012 Plan, 543,872 shares were originally underlying a SAR award granted to our Chief Operating Officer on June 6, 2012. As of July 21, 2014, 174,993 shares of restricted stock have been granted to eligible employees and 812,060 shares of common stock remain available for future issuance under the 2012 Plan.

Employment Agreements

Mr. Cohen entered into an employment agreement with us dated June 6, 2012. The employment agreement expires on April 1, 2016; however, it automatically renews for an additional one-year period unless either we or Mr. Cohen notifies the other party in writing of the intention not to renew the employment agreement by no later than January 2, 2016. The employment agreement provides for an annual base salary of $350,000, subject to increase from time to time, and a discretionary annual bonus, to be paid at the discretion of the Board of Directors. In addition, as contemplated by the employment agreement Mr. Cohen was granted a stock appreciation right pursuant to the 2012 Plan, whereby Mr. Cohen has the right to receive, when exercised, in accordance with the terms and conditions of the agreement pursuant to which the stock appreciation right was granted, 543,872 shares of our common stock, par value $0.001 per share, with a strike price of $22.07.

In the event that Mr. Cohen’s employment is terminated by us without Cause (as defined in the employment agreement) during the employment term, he will be entitled to receive, among other things, (i) continued payments of his base salary for 12 months and (ii) an amount equal to the annual bonus earned by Mr. Cohen in the prior period, pro-rated for the number of calendar days of the current period during which Mr. Cohen was employed by us or our subsidiaries. The employment agreement also restricts Mr. Cohen from competing with us during the term of the agreement and for 18 months after termination of his employment with us, and restricts Mr. Cohen from soliciting our customers or employees during the term of the agreement and for 24 months after termination of his employment with us.

Potential Payments Upon Termination or Change-in-Control

Pursuant to our employment agreement with Eric Cohen entered into on June 6, 2012; Mr. Cohen is entitled to certain payments upon termination of his employment. See “— Employment Agreements” above for a description of the payments to which Mr. Cohen is entitled pursuant to his employment agreement. Other than these arrangements and accelerated vesting of equity awards under the 2012 Plan, we currently do not have any compensatory plans or arrangements that provide for any payments or benefits upon the resignation, retirement or any other termination of any of our current executive officers, as the result of a change in control, or from a change in any executive officer’s responsibilities following a change in control.

The table below provides a quantitative analysis of the amount of compensation payable to Mr. Cohen in each situation involving a termination of employment, assuming that each had occurred as of December 31, 2013.

Fiscal 2013 Payments Upon Termination or Change in Control

Name and Benefit (1)	Termination w/o Cause (2)	Termination with Cause (3)
Gary Winemaster	—	—
Eric Cohen	$500,064	$—
Daniel Gorey	—	—
Kenneth Winemaster	—	—

(1)	Benefit equates to Mr Cohen’s base salary.
(2)	Amount presented was determined in accordance with the employment agreement of Mr. Cohen and assumes that Mr. Cohen executed and delivered a general release in favor of us.
(3)	In the event Mr. Cohen’s employment was terminated for “Cause,” we would have no further obligations with respect to Mr. Cohen’s employment (except for the payment of any base salary accrued through the date on which Mr. Cohen’s employment was terminated).

DIRECTOR COMPENSATION

During fiscal 2013, no directors who were employees of our company were entitled to receive any compensation for serving as members of our board of directors, other than an annual retainer. In 2013, each non-employee director received an annual cash retainer of $30,000 for their service on the board of directors. In addition, pursuant to our 2012 Plan, equity awards may be granted to our non-employee directors under such plan, but no such awards have yet been granted. We did not pay additional compensation to our executive officers for their services as directors. The table below summarizes the compensation earned by each non-employee director for service on our board of directors for the last fiscal year.

Name	Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
H. Samuel Greenawalt	$19,066	—	—	—	—	10,934	(1)	$30,000
Kenneth Landini	$30,000	—	—	—	—	—		$30,000
Jay Hansen	$30,000	—	—	—	—	—		$30,000
Mary Vogt	$30,000	—	—	—	—	—		$30,000

(1)	This amount consists of advancement of expenses related to use of an automobile for H. Samuel Greenawalt, including car payments and insurance premiums, which was provided in lieu of a portion of his annual retainer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of July 21, 2014, by the following individuals or groups: (1) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) each of the Named Executive Officers, and (4) all of our directors and executive officers as a group.

Unless otherwise indicated, to our knowledge, each person listed below has sole dispositive and voting power with respect to the shares of our common stock shown below as beneficially owned by such person, except to the extent authority is shared by spouses under applicable law and except for the shares of our common stock set forth next to our directors and executive officers listed as a group. Beneficial ownership amounts and percentages have been determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or investment power with respect to the securities. The information is not necessarily indicative of beneficial ownership for any other purpose.

As of July 11, 2014, the record date for the Annual Meeting, 10,728,222 shares of our common stock were issued and outstanding.

Name and Address of Beneficial Owner(1) our Common Stock	Amount and Nature of Beneficial Ownership of	Percent of Class
Gary Winemaster	3,872,696	36.10%
Eric Cohen(2)	—	—
Daniel Gorey(3)	752	*
Kenneth Winemaster	2,180,545	20.33%
Kenneth Landini	19,000	*
H. Samuel Greenawalt	6,800	*
Jay Hansen	—	—
Mary Vogt	—	—
All directors and Named Executive Officers as a group (8 persons)	6,079,793	56.68%

*	Denotes beneficial ownership of less than one percent.
(1)	Unless otherwise indicated, the address of each person or entity is c/o Power Solutions International, Inc., 201 Mittel Drive, Wood Dale, IL 60191.
(2)	Excludes shares Mr. Cohen has the right to acquire upon exercise of a vested portion of the SAR granted to him pursuant to the 2012 Plan because the number of shares that will be received upon exercise of the SAR is not determinable until the date of exercise.
(3)	Excludes an additional 2,222 shares of restricted stock issuable pursuant to the unvested portion of an award granted to Mr. Gorey on June 17, 2013 pursuant to the 2012 Plan.

Certain Relationships and Related Party Transactions

Transactions discussed in this section may relate to The W Group and its consolidated subsidiaries, collectively, prior to the closing of the reverse recapitalization transaction on April 29, 2011, Power Solutions International, Inc., a Nevada corporation, as successor to the business of The W Group, and its consolidated subsidiaries, collectively, following the closing of the reverse recapitalization transaction, and Power Solutions International, Inc., a Delaware corporation, as the surviving corporation of the migratory merger, following the consummation of the migratory merger on August 26, 2011.

Purchase and Sale Transaction

Thomas Somodi, who previously served as the Company’s Chief Operating Officer and Chief Financial Officer, entered into with The W Group (i) a subscription agreement, dated as of April 16, 2005, as amended by the amendment to the subscription agreement, effective January 1, 2008, and (ii) an employment agreement dated as of April 16, 2005, as amended by the amendment to the employment agreement, effective January 1, 2008. Pursuant to the subscription agreement entered into with Mr. Somodi, Mr. Somodi acquired shares of The W Group which represented 10% of the issued and outstanding shares of common stock of The W Group as of the date of such agreement and immediately prior to the closing of the Reverse Recapitalization, and the subscription agreement provided that, upon any issuance or change in the structure of capital stock, The W Group would make an equitable adjustment to the shares held by Mr. Somodi so that Mr. Somodi would maintain an interest equal to 10% of the fully-diluted capital stock of The W Group. The subscription agreement further provided (i) Mr. Somodi with the right to require The W Group to purchase his shares, and (ii) The W Group with the right to require Mr. Somodi to sell his shares to The W Group, upon The W Group’s achievement of certain thresholds relating to the valuation of The W Group. Also, Mr. Somodi agreed to sell his shares, if requested by The W Group, to a third party in connection with the sale of The W Group.

On April 28, 2011, Gary Winemaster, Chief Executive Officer, and Mr. Somodi entered into a purchase and sale agreement which was subsequently amended on October 31, 2011, as described below, whereby Mr. Winemaster agreed to purchase all of Mr. Somodi’s shares of preferred and common stock in The W Group, which shares converted into an aggregate of 830,925 shares of Company common stock upon the consummation of the Reverse Recapitalization, as adjusted for the Reverse Split as described in Note 3 “Reverse recapitalization of The W Group, private placement, reverse split and migratory merger” to the consolidated financial statements included in this Annual Report.

On October 31, 2011, Mr. Winemaster and Mr. Somodi amended the purchase and sale agreement to provide that Mr. Winemaster would purchase the 830,925 shares of the Company’s common stock then held by Mr. Somodi at an initial closing upon delivery by Mr. Winemaster of $4.25 million, by delivery of a full-recourse promissory note therefore, and to modify the terms upon which Mr. Winemaster was required to transfer shares of the Company’s common stock to Mr. Somodi upon the Company’s achievement of certain common stock value thresholds set forth in the purchase and sale agreement as follows: (a) an aggregate of 112,530 shares of Company common stock within 90 days of such time as the value per share of the Company’s common stock was at least $22.2162; (b) an additional aggregate of 135,036 shares of Company common stock within 90 days of such time as the value per share of the Company’s common stock was at least $27.7717; and (c) an additional aggregate of 90,024 shares of the Company’s common stock within 90 days of such time as the value per share of the Company’s common stock was at least $33.3244. All share and per share numbers in the foregoing provisions were subject to adjustment for stock splits, stock dividends, stock combinations and similar events.

Messrs. Winemaster and Somodi consummated the sale of the 830,925 shares of Company common stock from Mr. Somodi to Mr. Winemaster pursuant to the terms of the purchase and sale agreement, as amended, on October 31, 2011, and, thereafter on October 31, 2011, pursuant to the terms of a purchase agreement between the Company and Mr. Winemaster, the Company purchased the 830,925 shares of the Company’s common stock from Mr. Winemaster in exchange for delivery by the Company to Mr. Winemaster of $4.25 million, representing a price per share of $5.11. The promissory note delivered by Mr. Winemaster to Mr. Somodi in exchange for the shares at the closing of the transactions contemplated by the purchase and sale agreement, as amended, was paid in full by Mr. Winemaster on October 31, 2011. Promptly following the purchase of the shares by the Company from Mr. Winemaster pursuant to the terms of the purchase agreement, the shares were returned to the Company’s treasury as authorized and issued, but not outstanding, shares of Company common stock.

Pursuant to the terms of the purchase and sale agreement, as amended, Mr. Winemaster had the right to elect to make a payment to Mr. Somodi equal to the product of the number of shares Mr. Winemaster would otherwise be required to deliver to Mr. Somodi upon achievement of a common stock value threshold, multiplied by the applicable threshold price. The first common stock value threshold was achieved on or about March 27, 2013, the second common stock value threshold was achieved on or about May 7, 2013, and the third common stock value threshold was achieved on or about May 28, 2013. On June 24, 2013, Mr. Somodi transferred to the Company his right to receive shares or a cash payment from Mr. Winemaster as a result of the achievement of the first common stock value threshold, in exchange for a cash payment by the Company to Mr. Somodi of $2.5 million. Mr. Winemaster contemporaneously paid the Company $2.5 million in full satisfaction of Mr. Winemaster’s obligations to the Company as a result of the achievement of the first common stock value threshold. On August 5, 2013, Mr. Somodi again transferred to the Company his right to receive shares or a cash payment from Mr. Winemaster as a result of the achievement of the second common stock value threshold, in exchange for a cash payment by the Company to Mr. Somodi of $3.75 million. Mr. Winemaster contemporaneously paid the Company $3.75 million in full satisfaction of Mr. Winemaster’s obligations to the Company as a result of the achievement of the second common stock value threshold. On August 26, 2013, Mr. Somodi transferred to the Company his right to receive shares or a cash payment from Mr. Winemaster as a result of the achievement of the third common stock value threshold, in exchange for a cash payment by the Company to Mr. Somodi of $3.0 million. Mr. Winemaster contemporaneously paid the Company $3.0 million in full satisfaction of Mr. Winemaster’s obligations to the Company as a result of the achievement of the third common stock value threshold. These transactions were all approved by the Audit Committee prior to being entered into and consummated.

Other Transactions with Our Company and/or The W Group

The W Group engaged (and we continue to engage) Landini, Reed & Dawson, a certified public accounting and consulting firm, to prepare tax returns and to provide other tax advice and consultation services, including in respect of the reverse recapitalization, the private placement and related transactions. Kenneth Landini, who was a director of The W Group prior to the consummation of the reverse recapitalization and is a member of our board of directors, is a partner and co-founder of Landini, Reed & Dawson, P.C. During our fiscal years ended December 31, 2013 (“fiscal 2013”) December 31, 2012 (“fiscal 2012”), Landini, Reed & Dawson, P.C. charged $126,695 and $124,866, respectively, for its services provided to our company during such periods. It is expected that Landini, Reed & Dawson, P.C. will continue to provide such services going forward, and that the amounts paid in our fiscal year ending December 31, 2014 (“fiscal 2014”) will be consistent with the amounts paid in fiscal 2013.

For each of fiscal 2013 and fiscal 2012, William Winemaster (the father of Gary Winemaster and Kenneth Winemaster, our Chairman of the Board, Chief Executive Officer and President and our Senior Vice President and Secretary, respectively), serving as an employee performing consulting and advisory type services for The W Group and its subsidiaries, received (1) annual salaries of $153,709 and $148,084, respectively, (2) payments for automobiles and related auto insurance premiums equal to $12,498 and $12,539, respectively, and (3) payments related to mobile telephone service equal to $1,141 and $1,560, respectively. It is anticipated that William Winemaster will continue to serve as an employee of The W Group performing consulting and advisory type services going forward, and that Mr. Winemaster’s compensation for fiscal 2014 will be consistent with his compensation for such services in fiscal 2013.

Related Party Transaction Policy

On December 20, 2013, the board of directors adopted a formal Related Party Transaction Policy (the “Policy”) whereby all transactions required to be reported pursuant to Item 404 of Regulation S-K are reviewed and approved. The Policy calls for the general counsel or the Audit Committee, as applicable and in accordance with the Policy, to review each related person transaction (as defined below) and determine whether the general counsel or the Audit Committee, as applicable, will approve or ratify that transaction. Any Audit Committee member who has any interest (actual or perceived) will not be involved in the consideration of the Audit Committee.

For purposes of the policy, a “related party transaction” is, subject to certain limited exceptions, any transaction, arrangement or relationship in which we are a participant, the related person (defined below) had, has or will have a direct or indirect material interest. “Related person” includes (a) any person who is or was (at any time during the last fiscal year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of our voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or is in a similar position, or in which such person, together with all other “related persons,” have in the aggregate 10% or greater beneficial ownership interest.

Any related party transaction where the amount involved is less than $5,000 may be approved by our general counsel. Any related party where the amount involved is in excess of $5,000 shall be submitted to the Audit Committee for consideration. In determining whether a related person transaction will be approved or ratified, the general counsel or the Audit Committee, as applicable in accordance with the Policy, will consider a multitude of factors including (a) the extent of the related person’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not related persons; (d) the benefit to the Company; and (e) the aggregate value of the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires our officers and directors and persons who own greater than 10% our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the forms we have received and on written representations from certain reporting persons that no such forms were required for them, we believe that all Section 16 filing requirements applicable to our officers, directors and 10% beneficial owners were complied with on a timely basis during our fiscal year ended December 31, 2013, except that Gary Winemaster inadvertently failed to timely file a Form 4 reporting one transaction.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee appointed McGladrey LLP (“McGladrey”), an independent registered public accounting firm, as auditors of our financial statements for fiscal 2014. McGladrey has served as auditors for us since June 12, 2012, when they replaced Deloitte & Touche LLP (“Deloitte”). It is expected that representatives of McGladrey will be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

The Audit Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of McGladrey. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of McGladrey, the Board will interpret this as an instruction to seek other auditors.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF MCGLADREY LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

INDEPENDENT PUBLIC ACCOUNTANTS

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On June 12, 2012, the Audit Committee of the Board completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2012. As a result of this process, on June 12, 2012 the Audit Committee notified Deloitte of its decision to change the Company’s independent registered public accounting firm, and engaged McGladrey as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012.

Deloitte’s audit reports on the Company’s consolidated financial statements for each of the years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2011 and 2010 and the subsequent interim period through June 12, 2012, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s financial statements for such years. During the years ended December 31, 2011 and 2010 and the subsequent interim period through June 12, 2012, there were no “reportable events” as defined in Item 304 (a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of the foregoing statements. A copy of Deloitte’s letter dated June 18, 2012, indicating that it agrees with such statements, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 18, 2012.

During the years ended December 31, 2011 and 2010 and through June 12, 2012, the date of McGladrey’s engagement as the Company’s independent auditors, the Company had not consulted with McGladrey with respect to the application of accounting principles as to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, any matter that was the subject of a disagreement with Deloitte (of which there were none) or any “reportable event.”

INDEPENDENT AUDITOR FEES

Because on June 12, 2012, the board of directors replaced Deloitte and their respective affiliates with McGladrey LLP as its independent registered public accounting firm for the year ended December 31, 2012, certain accounting related fees were incurred by both Deloitte and McGladrey for their services during 2013 and 2012 as provided below. The following table sets forth the aggregate fees incurred for professional services rendered by both Deloitte and McGladrey for the fiscal year ended December 31, 2013 (“fiscal 2013”) and 2012 (“fiscal 2012”), respectively:

Description of Fees	December 31, 2013	December 31, 2012
Audit Fees	$253,050	$224,317
Audit-Related Fees	254,960	14,375
Tax Fees	—	—
All Other Fees	2,000	7,821

Total	$510,010	$246,513

Audit Fees. Consists of fees incurred for professional services rendered for the audit of our annual consolidated financial statements and review of the interim consolidated financial statements included in our quarterly reports.

Audit-Related Fees. Consists of fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.” These fees for fiscal 2013 were incurred for professional services rendered in conjunction with the issuance of a consent for registration statements we filed on Form S-1, Form S-3 and Form S-8 and other work related to an offering. These fees for fiscal 2012 were incurred for professional services rendered in conjunction with the issuance of a consent and related services for registration statements we filed on Form S-8.

Tax Fees. Consists of fees incurred for professional services for tax compliance, tax advice and tax planning. These services include tax planning, assistance with the preparation of various U.S. federal and state tax returns, and advice on other tax-related matters.

All Other Fees. Represents fees incurred for services provided to us other than those included in the categories above, which could include, but are not limited to, non-audit related fees.

In accordance with its charter, the Audit Committee approved in advance all audit and non-audit services to be provided by our independent auditors. In certain cases, the Chairman of the Audit Committee may be delegated the authority by the Audit Committee to pre-approve certain additional services, and such pre-approvals will be communicated to the full Audit Committee at its next meeting.

AUDIT COMMITTEE MATTERS

Audit Committee Charter – The Audit Committee has adopted a written charter, which is available on our website at www.psiengines.com in the “Corporate Governance” section and is available in print upon request. Our Audit Committee reviews corporate governance developments and will modify its charter and practices as warranted.

Audit Committee Members – The current members of our Audit Committee are Mr. H. Samuel Greenawalt, Mr. Jay J. Hansen and Ms. Mary E. Vogt. Mr. Hansen is the Chairman of our Audit Committee, is financially literate and qualifies as an “audit committee financial expert” as defined in SEC rules under the Sarbanes Oxley Act of 2002. Mr. Greenawalt and Ms. Vogt are also each financially literate. Ms. Vogt qualifies as an “audit committee financial expert” as defined in SEC rules under the Sarbanes Oxley Act of 2002. Our Board has determined that each of Mr. Hansen, Mr. Greenawalt and Ms. Vogt meets the independence requirements of NASDAQ for audit committee members.

AUDIT COMMITTEE REPORT – In connection with the filing and preparation of our Annual Report on Form 10-K for fiscal 2013, the Audit Committee:

1)	reviewed and discussed the audited financial statements with our management and our independent auditors, including meetings where our management was not present;

2)	Discussed with our independent registered public accountants the matters required to be discussed by Auditing Standards No. 16, Communications with Audit Committees;

3)	reviewed the selection, application and disclosure of our critical accounting policies pursuant to SEC Financial Release No. 60, “Cautionary Advice Regarding Disclosure of Critical Accounting Policies;” and

4)	received and reviewed the written disclosures and the letter from our independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2013.

Audit Committee
Jay J. Hansen, Chairman

H. Samuel Greenawalt
Mary E. Vogt

MISCELLANEOUS AND OTHER MATTERS

Solicitation

The cost of this proxy solicitation will be borne by the Company. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals. The Company will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation.

Deadlines for Submission of Proxy Proposals of Stockholders and Stockholder Nominations of Directors

Under Rule 14a-8 under the Exchange Act, proposals of stockholders for the 2015 Annual Meeting of Stockholders will not be included in the proxy statement for that annual meeting unless the proposal is proper for inclusion in the proxy statement and is received by the Secretary of the Company at our principal executive offices not later than March 27, 2015.

Pursuant to Rule 14a-4(c)(1) under the Exchange Act, if stockholders desiring to bring business before the 2014 Annual Meeting of Stockholders, including proposals with respect to stockholder nominations of persons for election to the Board, other than business to be included in the Company’s proxy materials pursuant to Regulation 14a-8, fail to provide notice to the Secretary of the Company at our principal executive offices by June 10, 2015, the proxy for the 2015 Annual Meeting of Stockholders will confer discretionary authority to vote on such business.

Other Business

The Board is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in our Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board directs.

Additional Information

We are subject to the information and reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. These reports, proxy statements and other information are also available on the Internet website maintained by the SEC at www.sec.gov and on our corporate website at www.psiengines.com. We will furnish without charge copies of our Audit Committee charter and our Compensation Committee charter, as filed with the SEC, our Annual Report on Form 10-K for fiscal 2013, as filed with the SEC, including the financial statements and attached schedules, upon the written request of any person who is a stockholder as of the Record Date. We will provide copies of the exhibits to the Annual Report upon payment of a reasonable fee, which will not exceed our reasonable expenses incurred. Requests for such materials should be directed to Power Solutions International, Inc. – Investor Relations, 201 Mittel Drive, Wood Dale, Illinois 60191, Attention: Catherine V. Andrews. Our committee charters and other corporate governance documents are also available on our website at www.psiengines.com in the “Corporate Governance” section.

You may read, without charge, and copy, at prescribed rates, all or any portion of any reports, statements or other information in the files at the public reference room at the SEC’s principal office at 100 F Street NE, Washington, D.C., 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.

By Order of the Board of Directors,

Gary S. Winemaster

Chief Executive Officer, President and Chairman of the Board

Wood Dale, Illinois

July 25, 2014

Power Solutions International, Inc.	Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR each of the nominees in Items 1 through 5 and FOR Item 6.

To re-elect as directors of the Company, each for a one-year term expiring at the 2015 Annual Meeting of Stockholders and until his or her successor is elected and qualified, the nominees listed below:

    Please fold here – Do not separate

		FOR	WITHHELD	ABSTAIN			FOR	WITHHELD	ABSTAIN

1.	Gary S. Winemaster	☐	☐	☐	4.	Jay J. Hansen	☐	☐	☐

2.	H. Samuel Greenawalt	☐	☐	☐	5.	Mary E. Vogt	☐	☐	☐

3.	Kenneth W. Landini	☐	☐	☐

6.	To ratify the appointment by Board of Directors of the independent public accounting firm McGladrey LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2014	☐ For ☐ Withheld ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD.

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Partnerships should provide full name of Partnership and title of authorized person signing the proxy. Limited liability companies should provide full company name and title of authorized person signing the Proxy.
Date , 2014

POWER SOLUTIONS INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, August 21, 2014

10:00 a.m. (CT)

Power Solutions International, Inc.

Offices of the Company

101 Mittel Drive

Wood Dale, Illinois, 60191

Power Solutions International, Inc.
201 Mittel Drive
Wood Dale, Ilinois 60191	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on August 21, 2014.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” each of the nominees in Item 1 and FOR Item 2.

By signing the proxy, you revoke all prior proxies and appoint Gary S. Winemaster and Catherine V. Andrews, and each of them as proxies, each with full power of substitution, and authorize each of them to vote your shares of common stock of Power Solutions International, Inc. held of record by you at the close of business on July 11, 2014, the record date for the 2014 Annual Meeting of Stockholders, as designated by you on the matters shown on the reverse side and in such proxies’ discretion on any other matters which may properly come before the Annual Meeting or any adjournments or postponements thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 21, 2014.

The Company’s Proxy Statement for the Annual Meeting of Stockholders to be held on August 21, 2014 is available, free of charge, at the Company’s website: http://www.powersint.com/proxy

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL
www.proxypush.com/psix	1-866-883-3382
Use the Internet to vote your proxy until 11:59 p.m. (CT) on August 20, 2014. Scan code on front for mobile voting.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on August 20, 2014.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.